[WHYTE HIRSCHBOECK DUDEK S.C. letterhead]


                               December 12, 1996

Rayovac Corporation
601 Rayovac Drive
Madison, Wisconsin 53711-2497

Ladies and Gentlemen:

     It is our understanding that you, the Rayovac Corporation, a Wisconsin corporation (the "Company") intend to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to which your will offer to exchange (the "Exchange Offer") your issued and outstanding 10-1/4% Senior Subordinated Notes due 2006 for 10-1/4% Series B Senior Subordinated Notes due 2006 (the "Notes"). You have engaged us to act as Wisconsin legal counsel to you, for the sole purpose of furnishing the opinions set forth herein in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

     In connection with this opinion, we have examined copies of (ii) the Indenture dated as of October 22, 1996 by and between the Company, ROV Holding, Inc. and Marine Midland Bank (the "Indenture"), (iii) the Registration Rights Agreement dated as of October 17, 1996 by and among the Company, Donaldson, Lufkin & Jenrette Securities Corporation and BA Securities, Inc. (the "Registration Rights Agreement"), (iv) the Company's Restated Articles of Incorporation, (v) the Company's Restated Bylaws, (vi) certain resolutions of the Company's board of directors, and (vii) a draft of the Company's Form S-1 Registration Statement dated December 10, 1996 (the "Registration Statement").

     In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the draft Form S-1 Registration Statement examined by us is, in all respects material to this opinion, in final form.

     We are admitted to the Bar of the State of Wisconsin, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Wisconsin and the federal laws of the United States of America to the extent specifically referred to herein. We assume no

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Rayovac Corporation
December 12, 1996
Page 2



responsibility as to the applicability of the laws of any other jurisdiction to the subject transactions or the effect of such laws thereon.

     Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that the Notes (a) have been duly authorized by requisite corporate action on the part of the Company, (b) when issued, executed, authenticated and delivered in the manner provided for in the Indenture in accordance with the Registration Rights Agreement pursuant to the Exchange Offer will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (c) are subject to the terms of Indenture, except to the extent enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect relating to creditors' rights and remedies generally and (ii) such general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law).

     This opinion is furnished to you solely for your benefit in connection with the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any person without our express written permission. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption
"Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations thereunder.


                                                   Very truly yours,

                                                   WHYTE HIRSCHBOECK DUDEK S.C.



                                               By: /s/ Andrew J. Guzikowski
                                                   -----------------------------
                                                   Andrew J. Guzikowski